Exhibit 10.4

Execution Version

FIRST AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective as of October 4, 2018, by and between ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“Odyssey”), and the Initial Lenders (as defined below). All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to such terms in the Original Agreement (as defined below).

Recitals:

A.    Odyssey, Kenneth Fried (“Fried”), and Steven Moses are parties to a Note and Warrant Purchase Agreement, dated as of July 12, 2018 (the “Original Agreement”);

B.    Section 9(f) of the Original Agreement provides that the Original Agreement may be amended with the written consent of the Company and the Majority Note Holders;

C.    Fried currently holds 75.0% of the aggregate principal amount of the Notes as of the date of this Amendment and therefore constitutes the Majority Note Holders;

D.    Fried desires to purchase, and Odyssey desires to sell to Fried, an additional $250,000 of the Notes and a Warrant to purchase an additional 15,625 Conversion Shares (the “Current Transaction”) pursuant to the Original Agreement, as amended by this Amendment; and

E.    Odyssey and the Fried desire to enter into this Amendment to amend or otherwise modify certain terms of Original Agreement, as set forth in this Amendment, to and to evidence their respective written consent to such amendments and modifications.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A1. Amendment of Definition of “Outside Date.” Section 1(n) of the Original Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“(n) ‘Outside Date’ means October 4, 2018.”

A2. Amendment of Definition of “ExO AR Consolidated Note.” Section 1(h) of the Original Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“(h) ‘ExO AR Consolidated Note’ means the Second Amended and Restated Consolidated Note and Guaranty, dated August 31, 2017, in the principal amount of up to $18.0 million, made by ExO and payable to OMO.”

A3. Amendment of Schedule of Lenders. The Schedule of Lenders attached to the Original Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof Appendix A attached hereto, which gives effect to the consummation of the current transaction.

A4. Miscellaneous.

(a) Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Original Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Original Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Original Agreement shall thereupon be deemed to be amended and modified as hereinabove set forth as fully and with the same effect as if the amendments and modifications made hereby were originally set forth in the Original Agreements, and this Amendment the Original Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and modifications shall not operate so as to render invalid or improper any action heretofore taken under the Original Agreement.

(b) Governing Law. This Amendment, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

(c) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Mark D. Gordon
Mark D. Gordon President and Chief Executive Officer

KENNETH FRIED

/s/ Kenneth Fried
Kenneth Fried

Appendix A

Schedule of Lenders

Lender	Date	Consideration	Number of Shares of Common Stock Issuable upon Conversion of Note Pursuant to §2(b)(ii)	Number of Shares of Common Stock Purchasable upon Exercise of Warrant
Ken Fried	7/12/18	$300,000	37,500	18,750
Steven Moses	7/12/18	$200,000	25,000	12,500
Ken Fried	8/17/18	$200,000	25,000	12,500
Ken Fried	10/4/18	$250,000	31,250	15,625